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EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37665) pertaining to the Management Equity Plan of United Stationers Inc., of our report dated January 29, 2002, with respect to the consolidated financial statements of United Stationers Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2001.



                                             /s/ Ernst & Young LLP

Chicago, Illinois
March 29, 2002